EXHIBIT INDEX
                               -------------


Exhibit No.                        Title                       Page
- -----------                        -----                       ----

  11.          Statement regarding computation of
                 per share earnings.                         E-2 & E-3

  27.          Financial data schedule.                         E-4











































                                    E-1
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